Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128430) of Builders FirstSource, Inc. of our report dated March 13, 2006 relating to the financial statements, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
March 13, 2006